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                                                  EXHIBIT 23(e)



                 INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Western Resources, Inc. on Form S-3 of our report dated January 29, 1993 appearing in the Annual Report on Form 10-K of Kansas Gas and Electric Company for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              DELOITTE & TOUCHE LLP


Kansas City, Missouri

Dated:  November 28, 1995